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                                                                    Exhibit 5.1
                                                                    -----------


                               September 30, 1996



Virus Research Institute, Inc.
61 Moulton Street
Cambridge, Massachusetts 02138

         Re:   Virus Research Institute, Inc. 1992 Equity Incentive Plan
               ---------------------------------------------------------

Dear Ladies and Gentlemen:

         This opinion is furnished in connection with the registration pursuant to the Securities Act of 1933, as amended (the "Act"), of 1,706,136 shares (the "Shares") of Common Stock, par value $.001 per share (the "Common Stock"), of Virus Research Institute, Inc. (the "Company") which may be issued pursuant to awards granted under the Company's 1992 Equity Incentive Plan (the "Plan").

         We have acted as counsel to the Company in connection with the registration of the Shares under the Act. We have examined the Sixth Restated Certificate of Incorporation and the Amended and Restated By-laws of the Company, each as amended to date; such records of the corporate proceedings of the Company as we have deemed necessary; a Registration Statement on Form S-8 under the Act relating to the Shares (the "Registration Statement"); and such other certificates, receipts, records and documents as we have considered necessary for the purposes of this opinion.

         We are attorneys admitted to practice in the Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America, the Commonwealth of Massachusetts, and the General Corporation Law of the State of Delaware.

         Based upon the foregoing, we are of the opinion that upon the issuance and delivery of, and payment for, the Shares in accordance with the terms of the Registration Statement, the Plan and the option agreements under the Plan, the Shares will be legally issued, fully paid and non-assessable shares of the Company's Common Stock.

         The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Act and applicable requirements of state laws regulating the offer and sale of securities. The foregoing further assumes that the purchase price paid for the Shares is in excess of the par value thereof.




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Virus Research Institute, Inc.
September 30, 1996
Page 2



         We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement.

                                             Very truly yours,

                                             /s/ Goodwin, Procter & Hoar  LLP

                                             GOODWIN, PROCTER & HOAR LLP